Exhibit 99.1

Contact:	Tom Armitage (Media) +1 847 943 5678 news@mdlz.com	Shep Dunlap (Investors) +1 847 943 5454 ir@mdlz.com

Mondelēz International Announces Early Tender Results of Its Cash Tender Offer and Increase of the Maximum Tender Amount and the Maximum Tender SubCap

CHICAGO, IL, October 15, 2020 – Mondelēz International, Inc. (NASDAQ: MDLZ) (“Mondelēz International”) today announced the early tender results as of 5:00 p.m., New York City time, on October 14, 2020 (the “Early Tender Date”) for its previously announced offer to purchase (the “Tender Offer”) for cash up to an aggregate amount, including premium, but excluding any Accrued Interest (as defined below), of $1,000,000,000 (such amount as it may be amended, the “Maximum Tender Amount”) of the debt securities listed in the table (the “Notes”) from each holder (individually, a “Holder,” and collectively, the “Holders”) of the applicable Notes, each issued under the applicable indenture, as supplemented by the applicable officers’ certificate, governing each series of Notes.

Title of Security	CUSIP / ISIN	Applicable Maturity Date / Par Call Date	Aggregate Principal Amount Outstanding	Acceptance Priority Level(1)	Maximum Tender SubCaps	Principal Amount Tendered	Percentage of Amount Outstanding Tendered
Group 1 Notes					Group 1 SubCap
7.000% Notes due 2037(2)	50075N AR5 / US50075NAR52	August 11, 2037	$127,947,000	1	$200,000,000	$1,443,000	1.13%
6.875% Notes due 2038(3)	50075N AT1 / US50075NAT19	February 1, 2038	$183,317,000	2		$24,303,000	13.26%
6.875% Notes due 2039(2)	50075N AW4 / US50075NAW48	January 26, 2039	$165,931,000	3		$9,515,000	5.73%
6.500% Notes due 2031(2)(3)	50075N AC8 / US50075NAC83	November 1, 2031	$274,571,000	4		$4,651,000	1.69%
6.500% Notes due 2040(2)	50075N AZ7 / US50075NAZ78	February 9, 2040	$260,540,000	5		$962,000	0.37%
4.625% Notes due 2048	609207 AP0 / US609207AP00	November 7, 2047*	$300,000,000	6		$70,816,000	23.61%
Group 2 Notes					Group 2 SubCap
4.000% Notes due 2024	609207 AB1 / US609207AB14	November 1, 2023*	$695,582,000	7	$800,000,000	$203,122,000	29.20%
3.625% Notes due 2023	609207 AQ8 / US609207AQ82	April 7, 2023*	$750,000,000	8		$358,922,000	47.86%
3.625% Notes due 2026	609207 AR6 / US609207AR65	December 13, 2025*	$600,000,000	9		$248,460,000	41.41%
4.125% Notes due 2028	609207 AM7 / US609207AM78	February 7, 2028*	$700,000,000	10		$27,477,000	3.93%

(1)

Mondelēz will accept Notes in the order of their respective Acceptance Priority Level specified in the table above (each, an “Acceptance Priority Level,” with “1” being the highest Acceptance Priority Level and “10” being the lowest Acceptance Priority Level), subject to the terms and conditions described elsewhere in the Offer to Purchase, including the Maximum Tender Amount and each applicable Maximum Tender SubCap.

(2)	Issuer formerly known as Kraft Foods Inc.
(3)	Admitted to trading on the Regulated Market of the Luxembourg Stock Exchange.
*	Refers to the Par Call Date for such series of Notes.

The Tender Offer is being made upon the terms and subject to the conditions set forth in the Offer to Purchase, dated September 30, 2020 (as the same may be amended or supplemented from time to time, the “Offer to Purchase”). Capitalized terms used in this press release but not defined have the meanings given to them in the Offer to Purchase.

Mondelēz International announces that $949,671,000 aggregate principal amount of Notes have been validly tendered and not validly withdrawn prior to the Early Tender Date, including $111,690,000 aggregate principal amount of the Notes listed under the heading “Group 1 Notes” in the table above (the “Group 1 Notes”) and $837,981,000 aggregate principal amount of the Notes listed under the heading “Group 2 Notes” in the table above (the “Group 2 Notes”).

Because the Maximum Tender Amount and the Maximum Tender SubCap of $800,000,000 in aggregate amount, including premium but excluding any Accrued Interest, of the validly tendered Notes listed under the heading “Group 2 Notes” in the table above (the “Group 2 SubCap”) are expected to be reached, subject to the calculation of the consideration to be paid in the Tender Offer, Mondelēz International announces it is increasing the Maximum Tender Amount and the Group 2 SubCap in order to accept for purchase all $949,671,000 aggregate principal amount of Notes validly tendered and not validly withdrawn prior to the Early Tender Date, and no additional Notes tendered after the Early Tender Date will be accepted for purchase pursuant to the Tender Offer. The Withdrawal Deadline expired at 5:00 p.m., New York City time, on October 14, 2020, and has not been extended and, accordingly, Notes validly tendered in the Tender Offer may no longer be withdrawn.

As previously announced, the consideration paid in the Tender Offer will be determined in the manner described in the Offer to Purchase by reference to the applicable fixed spread over the yield to maturity of the applicable U.S. Treasury Security as specified in the table above as calculated by the Lead Dealer Managers for the Tender Offer at 10:00 a.m., New York City time, on Thursday, October 15, 2020.

Holders who have validly tendered (and who have not validly withdrawn) their Notes at or prior to the Early Tender Date and whose Notes are accepted for purchase will receive the applicable “Total Consideration,” which includes an early tender premium of $30 per $1,000 principal amount of the Notes accepted for purchase (the “Early Tender Premium”). In addition to the Total Consideration, all Holders of Notes accepted for purchase will also receive accrued and unpaid interest on such $1,000 principal amount of Notes from the last applicable interest payment date up to, but not including, the applicable settlement date, payable on the applicable settlement date (“Accrued Interest”).

Settlement for Notes validly tendered and not validly withdrawn at or prior to the Early Tender Date and accepted for purchase pursuant to the Tender Offer will be on Friday, October 16, 2020. Notes tendered pursuant to the Tender Offer and not accepted for purchase will be returned to the tendering Holders promptly following the Early Tender Date.

Barclays Capital Inc., BofA Securities, Inc., Credit Suisse Securities (USA) LLC and Mizuho Securities USA LLC are serving as lead dealer managers (the “Lead Dealer Managers”) for the Tender Offer. Global Bondholder Services Corporation is acting as information agent (the “Information Agent”) and depositary (the “Depositary”) in connection with the Tender Offer.

This announcement is for informational purposes only. This announcement is not an offer to purchase or a solicitation of an offer to purchase with respect to any Notes. The Tender Offer is being made solely pursuant to the Offer to Purchase. The Tender Offer is not being made to Holders in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction in which the securities laws or blue sky laws require the Tender Offer to be made by a licensed broker or dealer, the Tender Offer will be deemed to be made on behalf of Mondelēz International by the Dealer Managers or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

The Depositary and Information Agent for the Offers is Global Bondholder Services Corporation. Any questions or requests for assistance or additional copies of this Offer to Purchase may be directed to the Depositary and Information Agent at 65 Broadway – Suite 404, New York, New York 10006, e-mail: contact@gbsc-usa.com, banks and brokers call: 212-430-3774, all others call toll free (U.S. only): 866-470-4500.

The Lead Dealer Managers for the Tender Offer are Barclays Capital Inc., BofA Securities, Inc., Credit Suisse Securities (USA) LLC and Mizuho Securities USA LLC. Any questions related to the terms of the Tender Offer may be directed to Barclays Capital Inc. at 745 Seventh Avenue, 5th Floor, New York, New York 10019, attention: Liability Management Group, toll free: (800) 438-3242, collect: (212) 528-7581, BofA Securities, Inc. at 620 South Tryon Street, 20th Floor, Charlotte, North Carolina 28255, attention: Liability Management Group, collect: (980) 387-3907, e-mail: debt_advisory@bofa.com, Credit Suisse Securities (USA) LLC at 11 Madison Avenue, New York, New York 10010, attention: Liability Management Group, toll free: (800) 820-1653, collect: (212) 325-7823, and Mizuho Securities USA LLC at 1271 Avenue of the Americas, New York, New York 10020, attention: Liability Management Group, toll free: (866) 271-7403, collect: (212) 205-7736.

The Senior Co-Managers for the Tender Offer are BBVA Securities Inc., Morgan Stanley & Co. LLC, PNC Capital Markets LLC, Santander Investment Securities Inc., SMBC Nikko Securities America, Inc., Truist Securities, Inc. and U.S. Bancorp Investments, Inc., and the Co-Managers for the Tender Offer are Academy Securities, Inc. and Loop Capital Markets LLC.

About Mondelēz International

Mondelēz International, Inc. (NASDAQ: MDLZ) empowers people to snack right in over 150 countries around the world. With 2019 net revenues of approximately $26 billion, Mondelēz International is leading the future of snacking with iconic global and local brands such as OREO, belVita and LU biscuits; Cadbury Dairy Milk, Milka and Toblerone chocolate; Sour Patch Kids candy and Trident gum. Mondelēz International is a proud member of the Standard and Poor’s 500, Nasdaq 100 and Dow Jones Sustainability Index.

Forward-Looking Statements

This press release contains a number of forward-looking statements. Words, and variations of words, such as “will,” “may,” “expect,” “intend” and similar expressions are intended to identify Mondelēz International’s forward-looking statements, including, but not limited to, statements about the offer to purchase. These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond the Mondelēz International’s control, which could cause Mondelēz International’s actual results to differ materially from those indicated in Mondelēz International’s forward-looking statements. Please see Mondelēz International’s risk factors, as they may be amended from time to time, set forth in its filings with the U.S. Securities and Exchange Commission, including Mondelēz International’s most recently filed Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Mondelēz International disclaims and does not undertake any obligation to update or revise any forward-looking statement in this press release, except as required by applicable law or regulation.